UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2026

FLASH SPORTS & MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas, Suite 1140

New York, New York 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (720) 390-3880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FLZH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On August 5, 2026, the Flash Sports & Media Holdings, Inc. (the “Company”) issued a press release regarding the Term Sheet (as defined below), a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On August 3, 2026, the Company entered into a term sheet (the “Term Sheet”) with Bongo Holdings Pte Ltd, a Singapore private limited company (“Bongo”), regarding the Company’s proposed acquisition of a 51% controlling interest in Bongo.

The Term Sheet contemplates that the Company would acquire newly issued shares of Bongo and shares from certain existing Bongo stockholders so that the Company would own 51% of Bongo’s fully diluted equity immediately following the closing. The proposed transaction is based on a pre-money equity valuation of Bongo of $35.0 million and provides for aggregate closing consideration of approximately $25.7 million, consisting of approximately $15.4 million of primary capital to be invested in Bongo and approximately $10.3 million of secondary consideration payable to existing Bongo stockholders. The proposed consideration would consist of 60% cash and 40% equity securities of the Company, subject to adjustment based on Bongo’s indebtedness and cash at closing.

In addition to the closing consideration, certain members of Bongo’s management team who continue with the business following the closing may be eligible to receive an earnout of up to an aggregate of $12.0 million over three years, subject to the achievement of specified annual revenue and EBITDA growth targets. The earnout would be payable in cash, warrants to purchase shares of the Company’s common stock or a combination thereof, as provided in the definitive transaction agreements.

Following the closing and payment of the closing consideration, the Company would have operational control over Bongo and the right to appoint three of the five members of Bongo’s board of directors. Bongo’s existing management would continue to manage its day-to-day operations under the Company’s direction and supervision.

The number of shares of the Company’s common stock issuable in connection with the proposed transaction would be subject to a limitation of 19.99% of the Company’s outstanding common stock unless the Company obtains stockholder approval in accordance with the applicable rules of The Nasdaq Stock Market LLC. Any consideration that could not be paid in shares as a result of this limitation would be payable in cash.

Completion of the proposed transaction is subject to, among other matters, the negotiation and execution of definitive agreements, completion of due diligence, completion of an audit of Bongo’s financial statements by a PCAOB-registered independent accounting firm, the Company obtaining sufficient financing, receipt of any required Company stockholder approval, receipt of required regulatory and third-party approvals and satisfaction of other customary closing conditions.

The Term Sheet provides that the parties will use good-faith efforts to execute definitive agreements on or before August 15, 2026 and identifies September 15, 2026 as the parties’ target closing date. There can be no assurance, however, that definitive agreements will be entered into by that date or at all, that the proposed transaction will be completed on the terms described in the Term Sheet or at all, or that the Company will obtain the financing and approvals necessary to complete the proposed transaction.

Except for limited provisions relating to transaction-expense reimbursement, exclusivity, the binding effect of those provisions and governing law, the Term Sheet is non-binding. Accordingly, the proposed transaction terms remain subject to further negotiation and may change materially before the execution of definitive agreements.

The foregoing description of the Term Sheet is a summary and does not purport to be complete. It is qualified in its entirety by reference to the Term Sheet, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the proposed acquisition of Bongo, the negotiation and execution of definitive agreements, the proposed consideration and earnout, the anticipated governance arrangements, the timing and completion of the proposed transaction and the Company’s ability to obtain financing and required approvals. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including the possibility that the parties may not enter into definitive agreements, that the definitive terms may differ from those described in the Term Sheet, that financing or required approvals may not be obtained, or that other closing conditions may not be satisfied. The Company undertakes no obligation to update any forward-looking statement except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Term Sheet by and between Flash Sports & Media Holdings, Inc. and Bongo Holdings Pte Ltd executed as of August 3, 2026
99.1	Press Release dated August 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2026	FLASH SPORTS & MEDIA HOLDINGS, INC.

	By:	/s/ Bradley Nattrass
		Name:	Bradley Nattrass
		Title:	Chief Executive Officer

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